UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Forest City Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOREST CITY ENTERPRISES, INC.

Notice of Annual Meeting of Shareholders
To Be Held June 21, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Forest City Enterprises, Inc. will be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 21, 2005 at 2:00 p.m., Eastern Standard Time, for the purpose of considering and acting upon:

(1)
The election of thirteen (13) directors, each to hold office until the next annual shareholders’ meeting and until a successor shall be elected and qualified. Four (4) directors will be elected by holders of Class A Common Stock and nine (9) by holders of Class B Common Stock.

(2)	The proposed amendment and restatement of the 1994 Stock Plan.

(3)	The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending January 31, 2006.

(4)	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on April 25, 2005 will be entitled to notice of and to vote at such annual meeting or any adjournment or postponement thereof.

BY THE ORDER OF THE BOARD OF DIRECTORS

Thomas G. Smith, Secretary

Cleveland, Ohio
April 26, 2005

IMPORTANT: It is important that your stock be represented at the meeting. Whether or not you intend to be present, please mark, date and sign the appropriate enclosed proxy or proxies and send them by return mail in the enclosed envelope, which requires no postage if mailed in the United States.

FOREST CITY ENTERPRISES, INC.

i

FOREST CITY ENTERPRISES, INC.

Proxy Statement

Solicitation and Revocation of Proxies

The enclosed proxy or proxies relating to shares of Class A Common Stock and Class B Common Stock are solicited on behalf of the Board of Directors of Forest City Enterprises, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Tuesday, June 21, 2005 at 2:00 p.m., Eastern Standard Time, in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113. This Proxy Statement and related form of proxy are being first sent to shareholders on or about April 26, 2005. A shareholder giving a proxy may revoke it by notifying the Secretary of the Company in writing or at the annual meeting, without affecting any vote previously taken.

Outstanding Shares and Voting Rights

As of April 25, 2005, the record date fixed for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 37,181,087 shares of Class A Common Stock, par value $.33 1/3 per share, and 13,248,480 shares of Class B Common Stock, par value $.33 1/3 per share, of the Company (collectively “Common Stock”). At the annual meeting, the holders of Class A Common Stock will be entitled as a class to elect four (4) directors and will be entitled to one vote per share for this purpose. Michael P. Esposito, Jr., Joan K. Shafran, Louis Stokes and Stan Ross have been nominated for election to serve as these directors. At the annual meeting, the holders of Class B Common Stock will be entitled as a class to elect nine (9) directors and will be entitled to one vote per share for this purpose. Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, James A. Ratner, Jerry V. Jarrett, Ronald A. Ratner, Scott S. Cowen, Brian J. Ratner and Deborah Ratner Salzberg have been nominated for election to serve as these directors. Except for the election of directors, the holders of Class A Common Stock and Class B Common Stock will vote together on all other matters presented at the meeting and will be entitled to one (1) vote per share of Class A Common Stock and ten (10) votes per share of Class B Common Stock held as of the record date.

If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which the holder belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class will have the right to accumulate such voting power as the holder possesses at such election with respect to shares of that class. Each holder of shares of Class A Common Stock or Class B Common Stock, as the case may be, will have as many votes as equal the number of shares of that class of common stock owned by that holder multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in such proportion as the holder may desire.

Under Ohio law and the Company’s Articles of Incorporation, broker non-votes and abstaining votes will be counted for purposes of determining whether a quorum is present at the annual meeting, but will not be counted in favor of or against any nominee for election to the Board of Directors of the Company. Abstentions will be counted as cast with respect to a proposal and have the same effect as votes against the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006. Broker non-votes will not be counted as cast for any proposal.

Election of Directors

It is intended that proxies will be voted for the election of the nominees named in the table below as directors of the Company unless authority is withheld. Each is to serve until the next annual shareholders’ meeting and until their successor is elected and qualified. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder. All nominees are presently directors of the Company.

At March 1, 2005, the Ratner, Miller and Shafran families, which include members of the Company’s current Board of Directors and certain executive officers (“Family Interests”), owned 74.7% of the Class B Common Stock. RMS, Limited Partnership (“RMSLP”), which owned 74.3% of the Class B Common Stock outstanding as of the record date, is a limited partnership, comprised of the Family Interests, with eight individual general partner positions, currently consisting of: Samuel H. Miller, Co-Chairman of the Board of Directors and Treasurer of the Company; Charles A. Ratner, President and Chief Executive Officer of the Company and Director; Ronald A. Ratner, Executive Vice President of the Company and Director; Brian J. Ratner, Executive Vice President of the Company and Director; Deborah Ratner Salzberg, President — Forest City Washington, Inc., a subsidiary of the Company, and Director; Joan K. Shafran, Director; Joseph Shafran; and Abraham Miller. Joan K. Shafran is the sister of Joseph Shafran. Charles A. Ratner, James A. Ratner and Ronald A. Ratner are brothers. Albert B. Ratner is the father of Brian J. Ratner and Deborah Ratner Salzberg and is first cousin to Charles A. Ratner, James A. Ratner, Ronald A. Ratner, Joan K. Shafran and Joseph Shafran. Samuel H. Miller was married to Ruth Ratner Miller (now deceased), a sister of Albert B. Ratner, and is the father of Abraham Miller.

Under the partnership agreement of RMSLP (the “Agreement”), the voting power of the general partners representing a family branch is determined by dividing the interest of the family branch they represent by the aggregate interests of all family branches. The voting power of the general partner or general partners representing a family branch may not be divided or apportioned but must be voted together as a whole. If the general partners representing a family branch are unable to agree on how to vote that branch, the total voting power of the other general partners is computed without reference to the voting power otherwise available to that family branch. General partners holding 60% of the total voting power (excluding the voting power of a family branch, if any, unable to agree on how to vote on a particular matter) of RMSLP determine how to vote the Class B Common Stock of the Company held by RMSLP.

At March 1, 2005, members of the Family Interests collectively owned 22.2% of the Class A Common Stock. The following table includes the shares of Class B Common Stock held by RMSLP at March 1, 2005, under the Agreement voted by the general partners of RMSLP, who under Rule 13d-3 of the Securities Exchange Act of 1934, are deemed to be the beneficial owners of those shares of Class B Common Stock:

			Percent of
		Shares of Class B	RMSLP’s
	Name of	Common Stock	Holdings of Class B
Family Branch	General Partners	Held through RMSLP	Common Stock

Max Ratner	Charles A. Ratner	4,689,274	47.6%
	Ronald A. Ratner

Albert Ratner	Brian J. Ratner	2,464,332	25.0%
	Deborah Ratner Salzberg

Samuel H. Miller	Samuel H. Miller	499,103	5.1%

Shafran	Joan K. Shafran	1,590,404	16.2%
	Joseph Shafran

Ruth Miller	Abraham Miller	605,210	6.1%

Total		9,848,323	100.0%

The following table sets forth the beneficial ownership of shares of Class A and Class B Common Stock as of March 1, 2005 of each director, nominee, other named executive officer and all directors and executive officers as a group. Except as otherwise noted, each person has had the principal occupation shown for at least the last five years.

				Number of Shares of Common
				Stock Beneficially Owned
						Combined
						Class
				Class A		A and B	Percent	Class B
		Occupation	Director	Common	Percent	Common	of	Common	Percent
	Name	and Age	Since	Stock (h, j)	of Class (h)	Stock (i, j)	Class (i)	Stock	of Class
NOMINEES
(a)	Michael P. Esposito, Jr.	Chairman of XL Capital Ltd. (insurance); Non-Executive Chairman of Primus Guaranty Ltd. (seller of credit protection); Retired Executive Vice President Chief Control Compliance and Administrative Officer, The Chase Manhattan Bank, N.A. (banking). Director of Annuity & Life Ltd. (insurance). Age 65. (c,d,e)	1995	42,699 (1)	.12%	42,699	.12%	-	-

(a)	Joan K. Shafran	Chief Operating Officer, Powell Partners Ltd. (investments) and Executive Managing Partner, The Berimore Co. (investments). Age 57.	1997	117,243 (2)	.32%	9,972,316 (2)(3)	21.23%	9,855,073 (3)	74.39%

(a)	Louis Stokes	Senior Counsel - Attorney-at-Law, Squire, Sanders & Dempsey LLP since 1999 (law) and Retired Member of The United States Congress from 1969 to 1999. Director of American Stone (stone). Age 80. (d,e)	1999	22,537 (4)	.06%	22,537	.06%	-	-

(a)	Stan Ross	Chairman of the Board, USC Lusk Center for Real Estate and Senior Fellow (education) and Retired Vice Chairman, Ernst & Young (accounting & consulting). Age 69. (c,d)	1999	21,000 (5)	.06%	21,000	.06%	-	-

(b)	Albert B. Ratner	Co-Chairman of the Board of Directors of the Company since June 1995, Vice Chairman of the Board from June 1993 to June 1995, Chief Executive Officer prior to July 1995 and President prior to July 1993. Director of RPM, Inc. (lubricants). Age 77. (f)	1960	934,920 (6)	2.52%	938,659 (6)(7)	2.53%	3,739 (7)	.03%

(b)	Samuel H. Miller	Co-Chairman of the Board of Directors of the Company since June 1995, Chairman of the Board from June 1993 to June 1995 and Vice Chairman of the Board, Chief Operating Officer prior to June 1993, Treasurer since December 1992. Age 83. (f)	1960	1,292,683 (8)	3.48%	11,141,006 (8)(9)	23.73%	9,848,323 (9)	74.34%

				Number of Shares of Common
				Stock Beneficially Owned
						Combined
						Class
				Class A		A and B	Percent	Class B
		Occupation	Director	Common	Percent	Common	of	Common	Percent
	Name	and Age	Since	Stock (h, j)	of Class (h)	Stock (i, j)	Class (i)	Stock	of Class
NOMINEES
(b)	Charles A. Ratner	President of the Company since June 1993, Chief Executive Officer since June 1995, Chief Operating Officer from June 1993 to June 1995 and Executive Vice President prior to June 1993. Director of American Greetings Corporation (greeting cards). Age 63. (f)	1972	2,506,135 (10)	6.73%	12,354,458 (10)(11)	26.25%	9,848,323 (11)	74.34%

(b)	James A. Ratner	Executive Vice President of the Company since March 1988. Age 60. (f)	1984	3,213,621 (12)	8.64%	3,213,621 (12)(13)	8.64%	- (13)	-

(b)	Jerry V. Jarrett	Retired Chairman and Chief Executive Officer of Ameritrust Corporation (banking). Age 73. (c,d)	1984	36,750 (14)	.10%	36,750	.10%	-	-

(b)	Ronald A. Ratner	Executive Vice President of the Company since March 1988. Age 58. (f)	1985	2,259,497 (15)	6.08%	12,107,820	25.75%	9,848,323 (16)	74.34%

(b)	Scott S. Cowen	President, Tulane University (education) since July 1998, Dean and Professor of Weatherhead School of Management, Case Western Reserve University (education) prior to July 1998. Director of JoAnn Stores, Inc. (specialty retailing), Newell Rubbermaid Corporation (consumer products) and American Greetings Corporation (greeting cards). Age 58. (d,e)	1989	24,150 (17)	.07%	24,150	.07%	-	-

(b)	Brian J. Ratner	Executive Vice President of the Company since August 2000, Senior Vice President-East Coast Development from January 1997 to August 2000, Vice President- Urban Entertainment from June 1995 to December 1996, Vice President from May 1994 to June 1995. Age 47. (f)	1993	182,507 (18)	.49%	10,030,830 (18)(19)	21.34%	9,848,323 (19)	74.34%

				Number of Shares of Common
				Stock Beneficially Owned
						Combined
						Class
				Class A		A and B	Percent	Class B
		Occupation	Director	Common	Percent	Common	of	Common	Percent
	Name	and Age	Since	Stock (h, j)	of Class (h)	Stock (i, j)	Class (i)	Stock	of Class
NOMINEES
(b)	Deborah Ratner Salzburg	President of Forest City Washington, Inc., a subsidiary of the Company. Age 51. (f)	1995	461,400 (20)	1.24%	10,309,723 (20)(21)	21.94%	9,848,323 (21)	74.34%

OTHER NAMED EXECUTIVE OFFICER

	Thomas G. Smith	Executive Vice President of the Company since October 2000, Senior Vice President prior to October 2000, Chief Financial Officer and Secretary. Director of Cleveland Region Advisory Board, First Merit Bank (banking). Age 64. (f,g)		36,614 (22)	.10%	37,376	.10%	762	.01%

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (16 in number)				7,597,096 (23)	20.22%	17,458,185 (23)(24)	36.80%	9,861,089 (24)	74.43%

(1)	Includes 2,700 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(2)
Includes 177 shares of Class A Common Stock held in a partnership in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran has beneficial ownership of 14,884 shares of Class A Common Stock held in a trust for which she is trustee and has shared power of voting and disposition.

(3)
Includes 6,750 shares of Class B Common Stock held in a partnership in which Joan K. Shafran has shared power of voting and disposition. Ms. Shafran’s beneficial ownership of the remaining 9,848,323 shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(4)	Includes 21,000 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(5)	Represents 21,000 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(6)
Albert B. Ratner has beneficial ownership of 377,922 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition and 455,471 shares for which he has sole power of voting and disposition. Mr. Ratner has beneficial ownership of 100,482 shares held in trusts for which he is trust advisor and has shared power of voting and disposition with the trustees.

(7)
Does not reflect the following shares that Albert B. Ratner disclaims beneficial ownership of: 2,225,845 shares of Class B Common Stock held in trusts for which he is trustee and 190,488 shares held in trusts for which he is trust advisor, of which 1,121,490 shares are held in the Albert Ratner Family Branch of RMSLP, 1,031,791 shares are held in the Max Ratner Family Branch of RMSLP and 263,052 shares are held in the Ruth Miller Family Branch of RMSLP. See discussion of RMSLP on page 2.

(8)
Samuel H. Miller has beneficial ownership of 411,423 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition and 871,103 shares for which he has sole power of voting and disposition.

(9)	Samuel H. Miller’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(10)
Charles A. Ratner has beneficial ownership of 2,321,153 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition. Mr. Ratner has beneficial ownership of 31,912 shares held in trusts for which he is trust advisor and has shared power of voting and disposition with the trustees. Includes 108,600 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(11)	Charles A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(12)
James A. Ratner has beneficial ownership of 3,081,681 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition. Mr. Ratner has beneficial ownership of 34,761 shares held in trusts for which he is trust advisor and has shared power of voting and disposition with the trustees. Includes 67,500 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(13)
Does not reflect the following shares that James A. Ratner disclaims beneficial ownership of: 392 shares of Class B Common Stock owned directly but held by RMSLP, 2,585,767 shares of Class B Common Stock held in trusts for which he is trustee and 461,433 shares held in trusts for which he is trust advisor, of which 2,215,419 shares are held in the Max Ratner Family Branch of RMSLP, 575,711 shares are held in the Albert Ratner Family Branch of RMSLP and 256,462 shares are held in the Ruth Miller Family Branch of RMSLP. See discussion of RMSLP on page 2.

(14)	Includes 32,250 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(15)
Ronald A. Ratner has beneficial ownership of 2,162,138 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition. Includes 67,500 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(16)	Ronald A. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(17)	Includes 21,000 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(18)
Brian J. Ratner has beneficial ownership of 122,474 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition. Includes 40,850 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(19)	Brian J. Ratner’s beneficial ownership of these shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(20)
Deborah Ratner Salzberg has beneficial ownership of 418,402 shares of Class A Common Stock held in trusts for which she is trustee and has shared power of voting and disposition. Includes 30,300 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(21)	Deborah Ratner Salzberg’s beneficial ownership of these shares of Class B Common Stock reflects her status as a general partner of RMSLP. See discussion of RMSLP on page 2.

(22)	Includes 35,569 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(23)
These shares of Class A Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category. Includes 470,169 shares that were issuable upon the exercise of stock options vested at March 1, 2005 or vesting within 60 days thereafter.

(24)
These shares of Class B Common Stock represent all the shares in which beneficial ownership is claimed by these persons. Included in this total are 9,848,323 shares of Class B Common Stock that are held by RMSLP. Shares for which beneficial ownership have been claimed by more than one person have been counted only once in this category.

(a)	Nominated for election by holders of Class A Common Stock.

(b)	Nominated for election by holders of Class B Common Stock.

(c)	Member of the Audit Committee.

(d)	Member of the Compensation Committee.

(e)	Member of the Corporate Governance and Nominating Committee.

(f)	Officer and/or director of various subsidiaries of the Company.

(g)	This officer is not a director.

(h)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(i)
Reflects potential conversion of all Class B Common Stock held by the nominee or officer listed to Class A Common Stock. Shares of Class B Common Stock are convertible pursuant to their terms into shares of Class A Common Stock at any time on a one-for-one basis.

(j)	This column includes, if any, Class A stock options that were exercisable on March 1, 2005 or will be exercisable within 60 days after such date.

The Company has been advised that the shares owned by RMSLP and shares owned by other Ratner, Miller and Shafran families will be voted for the approval of the election of the directors nominated. If such shares are voted for approval, then such vote will be sufficient to elect the nominees voted on by the Class B shareholders.

Director Compensation

For the year ended January 31, 2005, each nonemployee director of the Company received an annual retainer of $25,000. For each board meeting and board committee meeting attended, each nonemployee director received fees of $1,500 for committee members and $3,000 for committee chairmen. Fees for attending board committee meetings longer than three hours were $3,000 for committee members and $6,000 for committee chairmen. The nonemployee director serving as the “presiding director” of the executive director sessions received an annual fee of $6,000, $1,500 payable quarterly, for the presiding director’s responsibilities. During the year ended January 31, 2005, Messrs. Cowen, Esposito, Jarrett, Ross and Stokes received $15,000, $64,500, $52,500, $30,000 and $10,500, respectively, for attending or serving as chairman for board committee meetings. In addition, Mr. Esposito received $1,500 and Ms. Shafran received $1,500 for attending other meetings in their capacity as directors of the Company. Directors who are also employees of the Company receive no additional compensation for service as directors.

Effective as of the March 2005 quarterly Board and Board Committee Meetings, the nonemployee director compensation is as follows:

A.	Annual Board Retainer and Annual Stock Option Award

-	independent directors shall be paid an annual retainer of $40,000; and

-
independent directors shall receive additional compensation in the form of an annual stock option grant, given in either stock options, stock appreciation rights, or restricted shares or units, of approximately 5,500 shares. On April 6, 2005, the Company granted 5,400 stock options to each of the independent directors.

B.	Fees for Specific Services as a Nonemployee Director

Each independent director shall be entitled to receive up to $80,000 in additional fees for specific services as a director, which shall be earned and become payable according to the following schedule:

-
the independent directors shall continue to receive the fees currently in effect for attendance at board committee meetings— $1,500 for a meeting of under 3 hours in duration and $3,000 for a meeting longer than 3 hours in duration;

-	the independent director serving as “presiding director” shall be paid an annual fee of $6,000 ($1,500 to be paid quarterly) for the lead director’s additional responsibilities;

-
the chairman of each board committee shall continue to receive the fees currently in effect for such position—$3,000 for a meeting under 3 hours in duration and $6,000 for a meeting longer than 3 hours in duration;

-	the independent/nonemployee directors shall continue to receive $1,500 for each Board meeting actually attended;

-
the independent/nonemployee directors shall receive $1,500 per day for attendance in their capacity as directors at formal meetings with Company officers not held on the same day as a board meeting or board committee meeting, including, without limitation but by way of example, Executive Committee meetings and strategic planning meetings; and

-
the independent directors shall receive $1,500 per day for each day on which they attend “supplemental meetings” or perform “supplemental services” in their capacity as members of the Board committee, in each case as determined to be extraordinary and approved for payment by the applicable Board committee following submission of a request for payment by the independent director.

C.	Director Stock Ownership

-
the independent directors shall have up to five years to acquire the greater of (i) 3,000 shares of Company stock or (ii) the number of shares equal to $160,000, which is four-times their current retainer fee of $40,000; these shares may be acquired in the form of exercised vested options, vested restricted stock or units, or phantom stock in connection with their Deferred Compensation Plan.

The Corporate Governance and Nominating Committee shall annually review the policy of independent director compensation and stock ownership requirements.

Principal Security Holders

Unless otherwise indicated, the following table sets forth the security ownership as of March 1, 2005 of all other persons who beneficially own 5% or more of the Company’s common stock.

	Number of Shares of Common Stock Beneficially Owned
				Combined
	Class A			Class A and B			Class B
	Common		Percent	Common		Percent	Common		Percent
Name and Address	Stock (a)		of Class (a)	Stock (b)		of Class (b)	Stock		of Class
Third Avenue Management, LLC	7,023,556	(1)(5)	18.93%	7,040,081	(1)(5)	18.96%	16,525	(1)(5)	0.12%
622 Third Avenue, 32nd Floor
New York, NY 10017

Private Capital Management, Inc.	5,923,880	(2)(5)	15.96%	6,914,175	(2)(5)	18.15%	990,295	(2)(5)	7.47%
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Boulevard
Suite 500
Naples, FL 34108

Citigroup Inc.	1,759,998	(3)(5)	4.74%	1,851,350	(3)(5)	4.98%	91,352	(3)(5)	0.69%
399 Park Avenue
New York, NY 10043

Columbia Wanger Asset Management, L.P.	165,000	(4)(5)	0.44%	864,000	(4)(5)	2.28%	699,000	(4)(5)	5.28%
227 West Monroe Street
Suite 3000
Chicago, IL 60606

Joseph Shafran	115,061	(6)	0.31%	9,970,134	(6)	21.23%	9,855,073	(6)	74.39%
Paran Management Company, Ltd.
2720 Van Aken Boulevard
Suite 200
Cleveland, OH 44120

Abraham Miller	75,705	(7)	0.20%	9,924,028	(7)	21.13%	9,848,323	(7)	74.34%
Graffiti, Inc.
3111 Carnegie Avenue
Cleveland, OH 44115

Ratner, Miller & Shafran Family Interests	8,320,786	(8)	22.23%	18,216,273	(8)	38.50%	9,895,487	(8)	74.69%
Terminal Tower
50 Public Square, Suite 1600
Cleveland, OH 44113

(1)
Third Avenue Management LLC (“TAM”) is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. TAM has sole power of voting for 6,393,079 shares and sole power of disposition of 7,023,556 shares of Class A Common Stock. Various other Third Avenue investment companies registered under the Investment Company Act of 1940 have the right to receive dividends and sales proceeds from certain of the shares reported by TAM. Various separately-managed accounts for whom TAM acts as investment advisor have the right to receive dividends and sales proceeds from certain of the shares reported by TAM.

(2)
Private Capital Management, Inc. (“PCM”), a Florida corporation, is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. PCM is deemed to be the beneficial owner of the securities in the table above because of its shared power to dispose or to direct the disposition of these securities; PCM disclaims any power to vote or to direct the voting of these securities. Bruce S. Sherman, as Chief Executive Officer of PCM, and Gregg J. Powers, as President of PCM, exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM and may be deemed to be the beneficial owner of the 5,923,880 shares of Class A Common Stock and 990,295 shares of Class B Common Stock beneficially owned by PCM. Messrs. Sherman and Powers disclaim beneficial ownership in the shares held by PCM’s clients and disclaim the existence of a group.

(3)
Citigroup Inc., who is the parent company of Smith Barney Fund Management LLC (SBFM), has shared voting and dispositive power of 1,759,998 shares of Class A Common Stock and 91,352 shares of Class B Common Stock. SBFM is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940. SBFM and Citigroup Global Markets Holdings, Inc. have shared voting and dispositive power of 1,728,193 shares of Class A Common Stock.

(4)
Columbia Wanger Asset Management, L.P. (“WAM”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, WAM Acquisition GP, Inc., the general partner of WAM, and Columbia Acorn Trust filed a Schedule 13G reporting that they have shared and dispositive power of 165,000 shares of Class A Common Stock and 699,000 shares of Class B Common Stock.

(5)	The number of shares of capital stock beneficially owned represent shares beneficially owned at December 31, 2004 as disclosed in Forms 13F and/or Schedule 13G filed by the Principal Security Holder.

(6)
Joseph Shafran is the brother of Joan K. Shafran, Director. Mr. Shafran has beneficial ownership of 177 shares of Class A Common Stock held in a partnership in which he has shared power of voting and disposition. Mr. Shafran also has beneficial ownership of 14,884 shares of Class A Common Stock held in a trust for which he is trustee and has shared power of voting and disposition. Included in the Class B Common Stock are 6,750 shares held in a partnership in which Joseph Shafran has shared power of voting and disposition. Joseph Shafran’s beneficial ownership of the remaining 9,848,323 shares of Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP under “Election of Directors” on page 2.

(7)
Abraham Miller is the son of Samuel H. Miller, Co-Chairman of the Board of Directors and Treasurer of the Company. Abraham Miller has beneficial ownership of 3,500 shares of Class A Common Stock held in trusts for which he is trustee and has shared power of voting and disposition and 24,793 shares for which he has sole power of voting and disposition. Abraham Miller’s beneficial ownership of the Class B Common Stock reflects his status as a general partner of RMSLP. See discussion of RMSLP under “Election of Directors” on page 2.

(8)
The Ratner, Miller and Shafran families have an ownership interest in the Company as reflected in the table above. These securities are beneficially owned by members of these families either individually or through a series of trusts and custodianships. Of the shares of Class B Common Stock listed above, RMSLP owns 9,848,323 shares which represents 74.34% of the Class B Common Stock outstanding at March 1, 2005.

Certain members of the Ratner, Miller and Shafran families have been nominated for election to serve on the Board of Directors of the Company. (See information regarding nominees and directors previously disclosed for further information regarding the beneficial ownership of the Company’s Common Stock by these individuals).

(a)	Does not reflect potential conversion of Class B Common Stock to Class A Common Stock.

(b)
Reflects potential conversion of all Class B Common Stock held by the principal security holder listed to Class A Common Stock. Shares of Class B Common Stock are convertible into shares of Class A Common Stock at anytime on a one-for-one basis.

Independence Determinations

The Company is in a “controlled company” status under the New York Stock Exchange (“NYSE”) corporate governance rules because, as of March 1, 2005, the Ratner, Miller and Shafran Family Interests controlled 8,320,786 Class A votes and 98,954,870 Class B votes for an aggregate voting percentage of 63.3%. See “Election of Directors on page 2 for a description of the Ratner, Miller and Shafran Family Interests. As a result of the controlled company status, the Company is not required to have a majority of the Board of Directors composed of independent directors. Although not required under NYSE corporate governance rules, the Board has determined that all members of the Company’s Compensation Committee and Corporate Governance and Nominating Committee are independent. Additionally, under the Company’s corporate governance committee guidelines, all members of its Audit Committee are required to be independent directors.

The Board has unanimously determined that Messrs. Cowen, Esposito, Jarrett, Ross and Stokes are neither affiliated persons of the Company nor do they have any material relationship with the Company (other than their role as director of the Company) and, therefore, qualify as independent directors within the meaning of all applicable laws and regulations, including the enhanced independence standards for the NYSE. In addition, all members of all committees, including the Audit Committee, qualify as independent within the meaning of all applicable laws and regulations, including the enhanced independence standards of the NYSE.

The enhanced independence standards of the NYSE discussed by the Corporate Governance and Nominating Committee in their review of director independence status are as follows:

i.
No director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Company will identify which directors are independent and disclose these affirmative determinations.

ii.	No director can be independent if the director is, or has been within the last three years, an employee of the Company.

iii.	No director can be independent whose immediate family member is or has been an executive officer of the Company within the last three years.

iv.
No director can be independent if the director received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

v.	No director can be independent if:

a.	the director or an immediate family member is a current partner of the Company’s internal auditor or independent registered public accounting firm;

b.	the director is a current employee of the Company’s internal auditor or independent registered public accounting firm;

c.
the director has an immediate family member who is a current employee of the Company’s internal auditor or independent registered public accounting firm and participates in the audit, assurance or tax compliance (but not tax planning) practice; or

d.
the director or an immediate family member was within the last three years (but is no longer) a partner or employee of the Company’s internal auditor or independent registered public accounting firm and personally worked on the Company’s audit within that time.

vi.
No director can be independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

vii.
No director can be independent if the director is a current employee, or an immediate family member is a current executive officer, of a company (excluding charitable organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

viii.
No director can be independent if the Company has made charitable contributions to any charitable organization in which such director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000, or 2% of such charitable organization’s consolidated gross revenues.

In making these independence determinations, the Board considered all of the factors that automatically compromise director independence as specified in the respective independence standards of the SEC and the NYSE and definitively determined that none of those conditions existed. In addition, the Board considered whether any material relationship beyond those factors that automatically compromise director independence existed between either the Company and/or its management and/or any of their respective affiliates or family members or otherwise between each director or any family member of such director or any entity with which director or family member of such director was employed or otherwise affiliated. For those directors for whom the Board determined there was a relationship, the Board then considered whether or not the relationship was material or did in fact, or could reasonably be expected to, compromise such director’s independence from management. The Board definitively determined for those directors identified as independent above that either no such relationship existed at all or that any relationship that existed was not material and/or did not so compromise such director’s independence from management.

Committees of the Board of Directors

During the year ended January 31, 2005, the Company’s Board of Directors held four regular meetings and one special meeting.

The Board’s policy is to conduct its specific oversight tasks through committees, with the objective of freeing the Board as a whole to focus on strategic oversight and matters that by law or custom require the attention of the full Board. The Company’s Board has established three standing committees, functioning in the following areas:

-	audit and financial reporting;

-	management compensation; and

-	nominations, corporate governance and succession planning.

In addition, effective December 6, 2002, the independent members of the Board began meeting in an executive session following each regularly scheduled Board meeting. Scott S. Cowen, as the Chairman of the Corporate Governance and Nominating Committee, serves as presiding director of these sessions.

Each of the committees operates under a written charter approved by the Board following review and recommendation by the Corporate Governance and Nominating Committee. The Company’s committee charters can be viewed on its website at www.forestcity.net. Each Board committee is authorized to retain its own outside advisors.

Each director attended at least 75% of the meetings of the Board and those committees on which the director served.

The Company’s policy with respect to attendance by directors at the annual meeting of shareholders is that attendance is required when the annual meeting of shareholders coincides with a Board of Director’s meeting. The exception to this attendance requirement is when the two meetings are not consecutively scheduled.

The principal functions of the Board’s committees and related information are:

1.
Audit Committee. The Company’s Audit Committee is composed of three nonemployee, independent directors: Michael P. Esposito, Jr., the chairman of such committee, Jerry V. Jarrett and Stan Ross. All of the Company’s Audit Committee members are financially literate in accordance with the requirements of the NYSE Listed Company Manual. The Board has determined that Michael P. Esposito, Jr., the chairman of the Audit Committee, qualifies as an “audit committee financial expert” in accordance with the requirements of Section 407 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission (“SEC”) rules implementing that section. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company’s financial statements, including the Company’s system of internal controls, accounting controls and disclosure controls, (ii) the Company’s compliance with legal, ethical and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the independent registered public accounting firm and the Company’s internal audit function, and (v) produce the Audit Committee’s report, made pursuant to the Securities Exchange Act of 1934, to be included in the Company’s annual proxy statement. The Audit Committee meets with the independent registered public accounting firm on a quarterly basis and periodically as deemed necessary. In addition, the Audit Committee has established a policy for “Employee Complaint Procedures for Accounting and Auditing Matters,” which establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Shareholders of the Company will be given the opportunity to ratify the appointment of the Company’s independent registered public accounting firm at its 2005 annual meeting.

Although this ratification is not required by law, the Board believes that shareholders should be given an opportunity to express their views on the subject.

The Audit Committee met fifteen times during the year ended January 31, 2005.

A copy of the Audit Committee Report is included in this proxy statement (page 15). The Audit Committee charter, as amended, is available on the Company’s website at www.forestcity.net.

2.
Compensation Committee. The Company’s Compensation Committee is composed of five nonemployee, independent directors: Jerry V. Jarrett, the chairman of such committee, Scott S. Cowen, Michael P. Esposito, Jr., Stan Ross and Louis Stokes. The Compensation Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to compensation matters by (a) establishing and administering compensation of the Company’s executive officers and senior management (b) administering the Company’s stock option or other equity incentive plans, and (c) in accordance with federal securities laws, producing an annual report on executive compensation for inclusion in the proxy statement relating to the Company’s annual meeting of shareholders. The committee also evaluates the performance of the Chief Executive Officer using procedures prescribed by the Compensation Committee.

The Compensation Committee met four times during the year ended January 31, 2005.

A copy of the Compensation Committee Report is included in this proxy statement (page 15). The Compensation Committee charter, as amended, is available on the Company’s website at www.forestcity.net.

3.
Corporate Governance and Nominating Committee. The Company’s Corporate Governance and Nominating Committee is composed of three nonemployee, independent directors: Scott S. Cowen, the chairman of such committee, Louis Stokes and Michael P. Esposito, Jr. The Corporate Governance and Nominating Committee’s purpose is to assist the Board in carrying out its oversight responsibilities relating to corporate governance matters, including the composition of the Board. As part of its responsibilities, the committee considers and makes recommendations to the full Board with respect to the following matters:

-	identifying individuals qualified to become Board members and the director nominees for the next annual meeting of shareholders;

-	director nominees for each committee;

-	matters of organizational and governance structure of the Company, including developing and recommending to the Board the Corporate Governance Guidelines applicable to the Company;

-	the Company’s Code of Legal and Ethical Conduct;

-	the Board’s annual review of its performance;

-	appropriate procedures for the succession planning for senior officer executive positions;

-	appropriate procedures to evaluate the performance of the Chief Executive Officer;

-	evaluation of the Board, its committees and management; and

-	nonemployee Board member compensation.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected, due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director. The Corporate Governance and Nominating Committee may consider candidates recommended by shareholders, as well as from other sources, such as current directors or officers, professional search firms or other appropriate sources. The Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors, and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.

Third party consultants may be retained from time to time to identify potential candidates, but any such retention will be made directly by the Corporate Governance and Nominating Committee. If retained, third party consultants would be used primarily to identify potential candidates, conduct customary background and reference checks and recommend potential candidates to the Committee in accordance with criteria furnished by the committee. On occasion, at the request of the Chairperson of the committee, third party consultants may also conduct preliminary screening and interviews to assess candidate suitability in accordance with criteria furnished by the committee.

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to the Corporate Governance and Nominating Committee’s recommended nominees for a position on the Company’s Board of Directors. Under these criteria, members of the Board shall demonstrate the qualities of integrity and high ethical standards, have the ability to communicate clearly and persuasively, express opinions, raise tough questions and make informed, independent judgments.

A director shall possess knowledge, experience and skills in a minimum of one specialty area, such as: knowledge of the real estate industry (development, management, operations, marketing, competition, etc.); accounting and finance; corporate management; and international, legal or governmental expertise. Other qualifications include diversity in gender, ethnic background, geographic origin or personal and professional experience. The willingness and ability to work with other members of the Board of Directors in an open and constructive manner and the ability to devote sufficient time to prepare for and attend Board meetings are required. Service on other boards of public companies should be limited to no more than three or four, subject to the Board of Directors’ review.

To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

-	the name, age, business address and residence of the person recommended as a director candidate;

-	the principal occupation or employment of the person;

-
any information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

-	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

-	the name and record address of the proposing shareholder;

-	the number of shares and class of common stock beneficially owned, for at least one year, by the proposing shareholder;

-	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The Corporate Governance and Nominating Committee met three times during the year ended January 31, 2005.

A copy of the Corporate Governance and Nominating Committee Report is included in this proxy statement (page 16). The Corporate Governance and Nominating Committee charter, as amended, is available on the Company’s website at www.forestcity.net.

Audit Committee Report

This report, together with the Compensation Committee Report, the Corporate Governance and Nominating Committee Report and Performance Graph on page 22, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the accounting, financial reporting, data processing, regulatory and internal control environments. The Audit Committee charter, as amended, is available on the Company’s website at www.forestcity.net.

During the fiscal year ended January 31, 2005, the Audit Committee met four times to review and discuss the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC and to fulfill its oversight responsibilities as defined in the Audit Committee Charter. The committee met an additional eleven times to review matters of compliance with the Sarbanes-Oxley Act of 2002.

The Audit Committee has received and reviewed the written disclosures and letter of independence from PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified and supplemented, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of other non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

The Audit Committee has discussed with the Company’s independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in its financial statements, and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as modified or supplemented.

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company as of and for the year ended January 31, 2005, and the management’s assertion on the design and effectiveness of the Company’s internal controls over financial reporting as of January 31, 2005. In addition, the committee discussed with the independent registered public accounting firm any significant deficiencies in the Company’s internal controls over financial reporting identified as a result of the firm’s audit of the Company’s internal controls.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and report on management’s assertion on the design and effectiveness of internal controls over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2005, filed with the SEC.

Michael P. Esposito, Jr.,	Jerry V. Jarrett	Stan Ross

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists entirely of nonemployee, independent directors. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and none had interlocking relationships with any other entities of the type that would be required to be disclosed in this proxy statement.

Compensation Committee Report

The primary role of the Compensation Committee is to develop and implement compensation policies that are consistent with and integrally linked to the accomplishments of the Company’s strategic objectives. The Compensation Committee’s charter, as amended, is available on the Company’s website at www.forestcity.net.

The Company adheres to certain principles in developing its compensation policies. Total compensation should be competitive with other companies in the real estate industry of similar size. Incentive compensation should be linked both to each individual’s performance and the performance of the Company as a whole. Compensation opportunities should be structured to attract and retain those individuals that can help achieve the Company’s strategic objectives and thus maximize shareholder value over time.

The Compensation Committee recommends, reviews and approves the development and formulation of all policies under which each form of compensation is paid or awarded to the Company’s “key” officers as defined by the committee, including, without limitation, the administration of the Company’s equity incentive plans. The committee reviews and approves the compensation of the Chief Executive Officer and the five other most highly compensated executive officers. The Compensation Committee also reviews the salaries and incentives for each member of the Ratner, Miller and Shafran families identified as executive officers.

The Compensation Committee periodically utilizes nationally recognized outside experts as consultants to assist it in the performance of its duties. These consultants are asked to analyze officers salaries and compare those paid by the Company with comparable corporations in the real estate field. In addition, the consultants are asked to provide the committee with guidance on ranges in annual salary and incentive compensation so officers of the Company would be compensated on a competitive basis. The committee meets with these consultants as required and expects to continue to use their services in the future.

The Company entered into an agreement with Charles A. Ratner, President and Chief Executive Officer, effective February 3, 2002. The Agreement provides for an annual salary of $450,000. The contract was initially for a one-year term and is renewed for additional one-year terms unless otherwise terminated. In reviewing the Chief Executive Officer’s compensation, the Compensation Committee believes one of the most important indicators of performance on his part is his ability to understand and react to changing conditions affecting the Company’s industry and to adjust strategic directions and tactical plans to be responsive, improving shareholder value over time and development of management succession plans.

In March 2005, the Board approved the amended deferred compensation plans for the executives and nonemployee directors, revised to comply with Section 409(A) of the Internal Revenue Code of 1986.

Jerry V. Jarrett, Chairman          Scott S. Cowen          Michael P. Esposito, Jr.

Stan Ross                    Louis Stokes

Corporate Governance and Nominating Committee Report

Forest City Enterprises, Inc. is managed by the Company’s senior management under the direction of its Board of Directors. The Board operates within a comprehensive plan of corporate governance and has adopted, and periodically reviews, policies and procedures to guide it in the discharge of its oversight responsibilities. They are summarized in this section. Copies of the Corporate Governance Guidelines adopted by the Company’s Board, its directorate committee charters, its Code of Legal and Ethical Conduct, as amended and other relevant information are set forth or explained in greater detail on the Company’s website at www.forestcity.net.

The Company regularly reviews its corporate governance policies and practices. Over the course of the past year, the Board has compared the Company’s corporate governance policies and practices to those suggested by various groups or authorities active in corporate governance, as well as the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the NYSE. This review specifically focused on the following areas of corporate governance:

-	the Company’s Corporate Governance Guidelines in general;

-	the Company’s current Board composition and compensation;

-	the Company’s Board and committee operation and committee charters;

-	certain procedures relating to the Company’s Code of Legal and Ethical Conduct;

-	the Company’s director nomination process;

-	the Company’s shareholder communications process; and

-	director continuing education.

The Company expects to adopt further changes in the future that the Board believes are the best corporate governance policies and practices for it.

Corporate Governance Guidelines

The Board of Directors believes in establishing a corporate culture of accountability, responsibility and ethical behavior through the careful selection and evaluation of senior management and members of the Board of Directors and by carrying out the responsibilities of the Board of Directors with honesty and integrity. The Company’s Corporate Governance and Nominating Committee performed its annual review of the Company’s Corporate Governance Guidelines and recommended a minor change to the guidelines for Board approval. The Company’s Corporate Governance Guidelines, among other things, provide for Audit, Compensation and Corporate Governance and Nominating Committees; all members of the Audit Committee to be independent directors; regular sessions of independent directors; an annual self-assessment process for the Board and its committees; succession planning; and new director orientation and continuing director education. These guidelines, as amended, largely document practices and principles already in place at the Board level and are available on the Company’s website at www.forestcity.net.

Board Composition

The Company’s Board currently consists of five independent members and eight members of the Ratner, Miller and Shafran families, including the Company’s President and Chief Executive Officer and three executive vice presidents. Biographical information and information about the Board committees on which the Company’s directors serve is set forth in “Election of Directors” on pages 2-7 of this proxy statement. None of the Company’s independent directors have received any compensation from the Company, other than for his or her service as a director, or is associated with a firm that does business with the Company, with one exception which the Corporate Governance and Nominating Committee reviewed and concluded such affiliations are immaterial and do not compromise the directors’ independence. Accordingly, all of these directors are independent under SEC and NYSE requirements, as well as the Company’s own Corporate Governance Guidelines. Under the Company’s Corporate Governance Guidelines, the Board determines whether a director has a relationship to the Company or its management that would interfere with such director’s exercise of independent judgment.

The functions of the Board Co-Chairmen and Chief Executive Officer of the Company are presently separated. The Company’s Corporate Governance Guidelines require that the independent directors regularly meet without the inside directors and management present for a portion of their meetings. The Board has selected Scott S. Cowen, presiding director and chairman of the Corporate Governance and Nominating Committee, to preside over the executive sessions of the independent directors of the Board. The Company has established procedures to permit confidential and anonymous (if desired) submissions to the presiding director of concerns regarding the Company. Interested parties may make their concerns about the Company known to the independent directors by directly contacting Scott S. Cowen, the presiding director, by mailing a statement of concerns to the Company marked “Confidential.” Such correspondence should be addressed as follows:

Mr. Scott S. Cowen, Presiding Director
c/o General Counsel
“Confidential”
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, Ohio 44113

Code of Legal and Ethical Conduct

The Company requires that all directors and employees adhere to its Code of Legal and Ethical Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Legal and Ethical Conduct requires, among other things, that the Company’s employees avoid conflicts of interest, comply with all laws and other legal requirements and otherwise act with integrity. The Company requires all management personnel and newly hired employees to acknowledge receipt and compliance with the Code of Legal and Ethical Conduct, and those with supervisory duties are also required to acknowledge their responsibility for both informing and monitoring compliance with the Code of Legal and Ethical Conduct on the part of employees under their supervision.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has implemented an anonymous hotline monitored by an external, third-party firm. The Company’s Audit Committee has adopted a policy statement entitled “Employee Complaint Procedures for Accounting and Auditing Matters” establishing those procedures.

Other Information

As indicated above, copies of corporate governance guidelines, Code of Legal and Ethical Conduct and board committee charters, as well as other information and documents, are posted on the Company’s website at www.forestcity.net. References to the Company’s website are for your convenience; however, the information contained on the Company’s website is not incorporated into this proxy statement or any other report it files with the SEC.

If you prefer, the Company will send you copies of any of these materials upon written request.

Written requests should be directed to:

Geralyn M. Presti
General Counsel
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1360
Cleveland, Ohio 44113
geripresti@forestcity.net

Scott S. Cowen, Chairman           Michael P. Esposito, Jr.          Louis Stokes

Executive Compensation

The following table sets forth the compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and the five other most highly compensated executive officers (the “Named Executive Officers”).

Summary Compensation Table

				Long Term Compensation
				Awards	Payouts
				Securities
		Annual Compensation		Underlying	LTIP	All Other
Name and Principal Position	Year	Salary ($)	Bonus($)	Options(#)	Payouts($)(1)	Compensation($)(2)
Charles A. Ratner,	2004	$450,000	$308,700	-	$255,000	$13,011
President and Chief	2003	450,000	75,000	43,200	-	12,188
Executive Officer	2002	448,077	200,000	-	-	111,492

Albert B. Ratner, Co-Chairman	2004	475,000	150,000	-	-	13,520
of the Board of Directors	2003	475,000	75,000	-	-	12,236
	2002	475,000	150,000	-	-	73,802

Samuel H. Miller, Co-Chairman	2004	425,000	150,000	-	-	13,520
of the Board of Directors	2003	425,000	75,000	-	-	12,236
and Treasurer	2002	425,000	150,000	-	-	11,618

James A. Ratner,	2004	400,000	247,550	-	225,000	13,011
Executive Vice President	2003	400,000	105,000	27,000	-	11,774
	2002	398,077	175,000	-	-	8,516

Ronald A. Ratner,	2004	400,000	238,550	-	225,000	12,310
Executive Vice President	2003	400,000	105,000	27,000	-	11,774
	2002	398,077	175,000	-	-	8,516

Thomas G. Smith,	2004	399,039	326,800	-	213,000	53,011
Executive Vice President,	2003	374,615	107,250	21,600	-	52,188
Chief Financial Officer	2002	364,039	260,000	-	-	51,792
and Secretary

(1)	Represents payout for the achievement of long-term performance goals as set forth in the Company’s strategic plan for the four-year period 2000-2003.

(2)
Amounts reported as “All Other Compensation” in 2004 include (i) accrual of annual benefits to the named executive officer’s vested balance in the Company’s supplemental pension plan for executives, $10,000 each for: Charles A. Ratner, Albert B. Ratner, Samuel H. Miller, James A. Ratner, and Ronald A. Ratner, (ii) accrual of an amount for Thomas G. Smith under a deferred compensation plan, $50,000; (iii) cost of group term life insurance as follows: Charles A. Ratner, $2,011; Albert B. Ratner, $2,520; Samuel H. Miller, $2,520; Thomas G. Smith, $2,011; James A. Ratner, $2,011 and Ronald A. Ratner, $1,310; and (iv) the Company’s matching contribution to the 401(k) plan of $1,000 each.

The Company entered into employment agreements with Albert B. Ratner and Samuel H. Miller, Co-Chairmen of the Board of Directors effective January 1, 1999 which provide for an annual salary of $475,000 and $425,000, respectively. The agreements are renewable annually. Although they do not participate in a formal bonus plan, an annual bonus may be awarded, determined on a discretionary basis.

The Company entered into employment agreements with James A. Ratner and Ronald A. Ratner effective February 3, 2002, providing for annual salaries of $400,000 each. These agreements are renewable annually.

The employment agreements for Albert B. Ratner, Samuel H. Miller, Charles A. Ratner, James A. Ratner and Ronald A. Ratner provide that upon the death of such officer, their beneficiary will receive an annual death benefit for five years equal to their annual salary at time of death. A similar death benefit is provided to Thomas G. Smith through an agreement dated May 31, 1999.

Option Grants in Last Fiscal Year

No stock options were granted to the named executive officers during fiscal 2004. On April 6, 2005, the Company granted 57,800 stock options to the named executive officers as a group.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table shows stock options exercised during the year ended January 31, 2005 by the Named Executive Officers and the value of their unexercised stock options to purchase Class A Common Stock held at January 31, 2005.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Shares		FY-End (#)	FY-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Charles A. Ratner	75,000	$3,227,671	76,200/64,800	$2,809,385/$1,800,295
Albert B. Ratner	-	-	-	-
Samuel H. Miller	-	-	-	-
James A. Ratner	47,250	2,032,547	47,250/40,500	1,739,725/1,125,185
Ronald A. Ratner	47,250	2,032,528	47,250/40,500	1,739,725/1,125,185
Thomas G. Smith	3,300	132,193	19,369/32,400	717,032/900,148

The last closing price of the Company’s Class A Common Stock on January 31, 2005 was $57.96 per share.

Equity Compensation Plan Information

The information presented in the following table is as of January 31, 2005.

	(a)	(b)	(c)

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon	exercise price	available for future issuance
	exercise of	of outstanding	under equity compensation
	outstanding options,	options, warrants	plans (excluding securities
Plan category	warrants and rights	and rights	reflected in column (a))
Equity compensation plan approved by security holders (1)	1,705,242	$26.12	2,978,430
Equity compensation plan not approved by security holders (2)	3,890	-	-
Total	1,709,132		2,978,430

(1)
The Company’s 1994 Stock Plan was approved by the shareholders in 1994 and was amended, restated and renamed by shareholder approval on June 8, 2004. The Plan is administered by the Compensation Committee of the Board of Directors. Under the Plan, the Company may award Class A stock options, restricted shares and restricted stock units to key employees and nonemployee directors of the Company. The maximum number of shares that may be awarded under the Plan is 5,875,000. The maximum award to an individual during any calendar year is 200,000 stock options and 112,500 restricted shares or restricted stock units. Anti-dilution provisions in the Plan adjust the share maximums, outstanding awarded options and related exercise prices for stock splits or stock dividends. Each option grant has a maximum term of 10 years. Vesting schedules are determined by the Compensation Committee for each award and no vesting occurs during the first year following the date of grant. The exercise price of all options equal the fair market value of the stock on the date of grant.

(2)
In 2000, the Board of Directors approved an amendment to the Deferred Compensation Plan for Nonemployee Directors to add a company stock investment option. This Plan permits nonemployee members of the Board of Directors to defer 50% or 100% of their retainer by making annual elections to participate. Directors electing to participate select either a cash investment option or stock investment option for fees deferred during the year. Fees deferred to the stock investment option are deemed to be invested in the Company’s Class A Common Stock (phantom shares). Dividends earned on these phantom shares are deemed to be reinvested in more phantom shares. After the participant ceases to be a director of the Company, the phantom shares accumulated in the participant’s account will be paid out in shares of Class A Common Stock or cash, as elected by the participant. There were 3,890 phantom shares accumulated in participants’ accounts as of January 31, 2005. The Plan does not limit the number of shares that can be issued under the stock investment option.

Performance Graph

The following graph shows a comparison of five-year cumulative total return of Forest City Enterprises, Inc. Class A Common Stock (FCEA), Forest City Enterprises, Inc. Class B Common Stock (FCEB), Standard & Poor’s 500 Stock Index (S&P 500) and the Dow Jones U.S. Real Estate Index. The cumulative total return is based on a $100 investment on January 31, 2000 and the subsequent change in market prices of the securities at each respective fiscal year end. It also assumes that dividends were reinvested quarterly.

	Jan-00	Jan-01	Jan-02	Jan-03	Jan-04	Jan-05
Forest City Enterprises, Inc. — Class A	$100	$161	$232	$194	$307	$346
Forest City Enterprises, Inc. — Class B	$100	$139	$199	$168	$263	$299
S&P 500	$100	$99	$83	$64	$86	$91
Dow Jones U.S. Real Estate Index	$100	$128	$142	$143	$210	$243

Transactions with Affiliated Persons

The Company paid approximately $323,000 as total compensation during 2004 to RMS Investment Corp. (“RMSIC”), a company engaged in property management and leasing, controlled by the four children of Charles A. Ratner (the President, Chief Executive Officer and a Director of the Company), the two children of James Ratner (an Executive Vice President and a Director of the Company), the two children of Ronald Ratner (an Executive Vice President and a Director of the Company), Deborah Ratner Salzberg (President - Forest City Washington, Inc. and a Director of the Company), Brian J. Ratner (Executive Vice President and a Director of the Company), the four children of Ruth Miller (deceased sister of Albert Ratner) and Samuel H. Miller (a Co-Chairman of the Company’s Board of Directors) as Trustee. RMSIC manages and provides leasing services to two of the Company’s Cleveland-area specialty retail shopping centers, Golden Gate (362,000 square feet) and Midtown (240,000 square feet). The rate of compensation for such services is four percent of all tenant rentals, plus a lease fee of three to four percent of rental income. Management believes these fees are comparable to that which other management companies would charge.

Under the Company’s current policy, no director, officer or employee, including members of the Ratner, Miller or Shafran families, is allowed to invest in a competing real estate opportunity without first obtaining approval of the Company’s Audit Committee. However, the Company currently does not have non-compete agreements with any of its directors, officers and employees and, upon leaving the Company, any director, officer or employee could compete with the Company. An exception to the Company’s conflict of interest policy permits those of the principal shareholders who are officers or employees of the Company to own, alone or in conjunction with others, certain commercial, industrial and residential properties which may be developed, expanded, operated and sold independently of the business of the Company. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and the Company. Although no such conflicts are anticipated, areas of possible conflict may be in the development or expansion of properties which may compete with the Company or the solicitation of tenants for the use of such properties. The Company was informed by these principal shareholders in 1960 that, except for these properties, they would in the future engage in all business activities of the type conducted by the Company only through and on behalf of the Company as long as they were employed by the Company. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.

The President and Chief Executive Officer of Forest City Ratner Companies, the Company’s New York City operations partner, is the first cousin to five executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting/Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and owners of more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE, initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended January 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except for Joe Shafran and Joan Shafran, general partners of RMS Limited Partnership, who filed a late Form 4 due to the late communication by a third-party regarding the conversion date and distribution of their Class B common stock to Class A common stock; Deborah Ratner Salzberg filed a late Form 4 to report an option exercise and sale transaction, due to a technical error which caused an electronic transfer failure; Stan Ross filed two late Forms 4 reporting a dividend distribution of phantom stock, due to tardy communication from a third-party.

Proposal to Approve the Forest City Enterprises, Inc. 1994 Stock Plan
(As Amended and Restated as of June 21, 2005)

General

The Forest City Enterprises, Inc. 1994 Stock Option Plan (“Original Plan”) was approved by the Company’s shareholders on June 14, 1994. On June 11, 2003, the shareholders approved the 1994 Stock Option Plan, as Amended, increasing the shares of the Company’s Class A Common Stock (“Shares”) available by 2,500,000 to 5,875,000. The Forest City Enterprises Inc. 1994 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004) (“Current Plan”) was approved by shareholders at the 2004 Annual Meeting.

In order to continue the Company’s ability to attract and retain employees and Nonemployee Directors, the Board of Directors of the Company (“Board”) approved amendments to the Current Plan by adopting the 1994 Stock Plan (As Amended and Restated as of June 21, 2005) (the “Amended Plan”) subject to shareholder approval. The principal changes from the Current Plan are to (i) add Stock Appreciation Rights to the Amended Plan, and (ii) limit the number of Shares issuable as Restricted Shares and Restricted Stock Units. The principal reasons for these changes are to afford the Compensation Committee of the Board of Directors (“Committee”) more flexibility in structuring awards, while limiting the potential impact of the Amended Plan on shareholder value. In addition, the term of the Plan will be extended by approximately one year.

A summary description of the Amended Plan is set forth below. The full text of the Amended Plan is annexed to this Proxy Statement as Exhibit A, and the following summary is qualified in its entirety by reference to Exhibit A.

Summary of Changes

Limits on Restricted Shares and Restricted Stock Units. The Current Plan does not have a limit on Restricted Shares and Restricted Stock Units. The Amended Plan provides that the number of Shares issued as Restricted Shares (after taking any forfeiture into account) and Restricted Stock Units will not in the aggregate exceed 622,500.

Appreciation Rights. The Amended Plan gives the Committee the flexibility to grant awards of Appreciation Rights, as well as Option Rights, Restricted Shares and Restricted Stock Units which are available for award under the Current Plan. The Current Plan does not provide for Stock Appreciation Rights.

Dividend Equivalents. The Amended Plan adds a provision giving the Committee the flexibility to authorize the payment of dividend equivalents on Restricted Stock Units.

Transferability. The Current Plan provides that, except as otherwise determined by the Committee, no Option Right or other derivative security granted under the Plan is transferable by a grantee other than by will or laws of descent and distribution. Under the Amended Plan, the Committee may provide that awards under the Plan may be transferred, but only to one or more members of the grantee’s immediate family.

Summary of the Plan

General. Under the Amended Plan, the Committee is authorized to make awards of Option Rights, Restricted Shares, Restricted Stock Units and Appreciation Rights. The terms applicable to awards of the various types, including those terms that may be established by the Committee when making or administering particular awards, are set forth in detail in the Amended Plan.

Shares Available Under the Plan. Subject to adjustment as provided in the Amended Plan, the number of Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares, or (iii) in payment of Restricted Stock Units that have been earned under the Amended Plan may not exceed 5,875,000 in the aggregate. Such Shares may be shares of original issuance or treasury shares or a combination of both.

On April 6, 2005, the Company granted 384,700 stock options and 45,000 restricted shares. As of April 25, 2005, 3,281,270 options have been granted, net of forfeitures, 2,025,884 options are outstanding and 2,548,730 Shares remain available for use under the Current Plan. The weighted average exercise price of the options outstanding at April 25, 2005 was $33.22 and the weighted average remaining term was 6.7 years. In addition, liberal recycling provisions have been eliminated. The Amended Plan provides that only shares covering awards that expire or are forfeited will again be available for issuance under the Amended Plan.

Shares covered by an award granted under the Amended Plan will not be counted as used unless and until they are actually issued and delivered to a Grantee. If any portion of the benefit provided by an award granted under the Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash be available for issue or transfer under the Plan. Shares tendered in payment of the Option Price of an Option Right will not be added to the aggregate plan limit. Shares withheld by the Company to satisfy tax withholding obligations will not be added to the aggregate plan limit. Shares that are repurchased by the Company with Option Right proceeds will not be added to the aggregate plan limit. Stock Appreciation Rights to be settled in shares of common stock shall be counted in full against the number of shares available for reward under the Plan.

Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of Shares available under the Amended Plan, the Amended Plan provides for the following specific limits, subject to adjustment as provided in the Amended Plan: (i) the aggregate number of Shares actually issued and transferred by the Company upon the exercise of Incentive Stock Options will not exceed 5,875,000; (ii) no participant may be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 200,000 Shares during any calendar year; (iii) the aggregate number of Shares that may be granted to an individual participant as Restricted Shares and Restricted Stock Units in any calendar year is 112,500 Shares; and (iv) the number of Shares issued as Restricted Shares (after taking forfeiture into account) or in payment of Restricted Stock Units will not in the aggregate exceed 250,000.

Eligibility. Nonemployee Directors, officers, including officers who are members of the Board, and other employees of the Company and its subsidiaries may be selected by the Committee to receive benefits under the Amended Plan.

Option Rights. The Committee may grant Option Rights, which entitle the optionee to purchase a specified number of Shares at a price equal to or greater than market value at the date of grant. The option price is payable in cash, by the transfer to the Company of nonforfeitable unrestricted Shares owned by the optionee for at least six months having a value at the time of exercise equal to the option price, by any other legal consideration the Committee may deem appropriate, or by a combination of such payment methods.

Option Rights granted under the Amended Plan may be Option Rights that are intended to qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify (“Nonqualified Stock Options”) or combinations thereof . Incentive Stock Options may only be granted to participants who meet the definition of “employees” under Section 3401(c) of the Internal Revenue Code of 1986 (the “Code”). The Committee may condition the exercise of Option Rights on the achievement of Management Objectives.

No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of retirement, death or disability or a change of control of the Company or similar event. The Amended Plan defines retirement as termination of employment with the Company or a subsidiary after age 55 with 5 or more years of continuous service (“Retirement”). Unless otherwise determined by the Committee at the date of grant, the Option Rights will immediately become exercisable upon the Retirement of the grantee and will remain exercisable until 10 years from the date of grant. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. The Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the shareholders.

Restricted Shares. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but the Committee may require that any dividends be automatically deferred and reinvested in additional Restricted Shares. The grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by the participant that is less than current market value per share, as the Committee may determine. The Committee may condition the award on the achievement of Management Objectives.

Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, death or disability of the participant or a change in control of the Company. Unless otherwise determined by the Committee at the Date of Grant, the Restricted Shares will immediately become nonforfeitable upon the Retirement of the Grantee.

Restricted Stock Units. An award of Restricted Stock Units constitutes an agreement by the Company to deliver Shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Committee may specify. Awards of Restricted Stock Units may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant. Restricted Stock Units must be subject to a deferral period, as determined by the Committee at the date of grant, except that the Committee may provide for the earlier termination of such period in the event of retirement, death or disability of the participant or of a change in control of the Company. Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period will immediately lapse upon the Retirement of the Grantee. During the deferral period, the participant has no right to transfer any rights under his or her award, has no rights of ownership in the Restricted Stock Units and no right to vote them. However, the Committee may at the date of grant authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred basis, either in cash or in additional Shares.

Appreciation Rights. Appreciation Rights represent the right to receive from the Company an amount, determined by the Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such Appreciation Rights and the market value of the Shares on the date the Appreciation Rights are exercised. Appreciation Rights can be tandem (i.e., granted with Option Rights to provide an alternative to exercise of the Option Rights) or freestanding. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the spread is positive, and requires that the related Option Right be surrendered for cancellation. Free-standing Appreciation Rights must have a base price per Right that is not less than the fair market value of the Shares on the date of grant, must specify the period of continuous employment that is necessary before such Appreciation Rights become exercisable (except that they may provide for the earlier exercise of the Appreciation Rights in the event of retirement, death or disability of the participant or a change in control of the Company) and may not be exercisable more than ten years from the date of grant. Unless otherwise determined by the Committee at the date of grant, the Free-standing Appreciation Rights will immediately become exercisable upon the Retirement of the Grantee and will remain exercisable until 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company on exercise of an Appreciation Right may be paid in cash, in Shares or in any combination thereof, and may either grant to the recipient or retain in the Committee the right to elect among those alternatives. Any grant of Appreciation Rights may provide for the payment of dividend equivalents in the form of cash or Shares paid on a current, deferred or contingent basis. Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

Management Objectives. The Committee may establish performance objectives for participants who have received awards of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights. Section 162(m) of the Code requires that the Amended Plan and the performance measures which must be attained to earn compensation under performance-based awards be disclosed to and approved by shareholders. Such performance measures, or “Management Objectives” may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department, region or function within the Company or a subsidiary in which the participant is employed. The Management Objectives may be relative to the performance of other companies. The Management Objectives applicable to any award to a participant who is or is likely to become a “covered employee” within the meaning of Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria:

(1) cash flow/net assets ratio;
(2) debt/capital ratio;
(3) earnings;
(4) earnings per share;
(5) operating earnings;
(6) productivity improvement;
(7) return on invested capital, equity or assets;
(8) share price;
(9) sales growth; and
(10) total shareholder return.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a “covered employee” where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Transferability. Unless the Committee determines that transfers can be made to members of a participant’s immediate family as explained below, no Option Right, Restricted Share, Restricted Stock Unit or Appreciation Right under the Amended Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, only the participant (or the participant’s guardian or legal representative in the event of the participant’s legal incapacity) may exercise Option Rights or Appreciation Rights during the participant’s lifetime.

The Committee may specify that part or all of the Shares that are (i) to be issued or transferred by the Company upon exercise of Option Rights or upon payment under any grant of Restricted Stock Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer in the case of Restricted Shares, will be subject to further restrictions on transfer.

The Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units or Stock Appreciation Rights may be transferable by a grantee, without payment of consideration therefor by the transferee, only to any one or more members of the grantee’s immediate family; provided, however, that (a) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee will be subject to the same terms and conditions hereunder as the grantee. The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than fifty percent of the voting interests.

Adjustments. The number, kind and price of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights and the price per share applicable to such Option Rights and Appreciation Rights, are subject to adjustment in the event of stock dividends, splits and combinations, changes in capital structure of the Company, mergers, spin-offs, split-offs, spin-outs, split-ups, reorganizations, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or any other transactions or events having an effect similar to the foregoing. If any such event occurs, the Committee has discretion to substitute for any or all outstanding awards under the Amended Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of Shares available under the Amended Plan and available for specific kinds of awards under the Amended Plan as the Committee may determine appropriate to reflect any such transaction or event. However, no such adjustment will be made if it would cause an Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

Administration. The Amended Plan will be administered by a committee of the Board (or subcommittee thereof) consisting of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “Nonemployee Director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code.

A majority of the Committee will constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, will be the acts of the Committee. Subject to the provisions of the Plan, the Committee may interpret the Plan, and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Plan by the Committee shall be final and conclusive.

Within the limits of the provisions of the Amended Plan, the Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of Shares subject to each award under the Plan; provided that, if the award is an Incentive Stock Option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares or Restricted Stock Units) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive.

Duration. No grant under the Amended Plan may be made more than ten years from the date the Amended Plan is adopted or the date on which the Amended Plan is approved by the shareholders, whichever is earlier, but all grants made on or before the tenth anniversary will continue in effect after that date subject the terms of those grants and the Amended Plan.

Amendment and Termination. The Amended Plan may be amended from time to time or suspended or terminated by the Committee. However, any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

General. The closing price of the Shares on April 25, 2005, on the New York Stock Exchange was $62.37 per Share.

Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Plan based on Federal income tax laws in effect on January 1, 2005. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Nonqualified Stock Option is granted; (ii) at the time of exercise of a Nonqualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonqualified Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either a short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in an alternative minimum tax liability. If Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a short-term or long-term capital gain (or loss) depending on the holding period.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Code Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. A participant will not recognize income upon the grant of Restricted Stock Units. Any subsequent transfer of unrestricted Shares in satisfaction of such grant will generally result in the participant recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the Shares covered by the award.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem Appreciation Right or a freestanding Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Required Vote

The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for the proposed amendment and restatement. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.

The Board of Directors recommends that shareholders vote FOR this proposal.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has retained and the Board of Directors recommends the ratification of PricewaterhouseCoopers LLP, by the shareholders at the annual meeting as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006.

PricewaterhouseCoopers LLP has indicated that a representative of PricewaterhouseCoopers LLP will attend the annual meeting to respond to appropriate questions from shareholders. Their representative will also have the opportunity to make a statement at the meeting.

The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock of the Company present or represented at the meeting is required for the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending January 31, 2006. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal. If such shares are voted for approval, the vote will be sufficient to approve such proposal.

Independent Registered Public Accounting Firm Fees and Services

The Audit Committee of the Board of Directors considers and pre-approves any audit, non-audit and tax services to be performed by the Company’s independent registered public accounting firm. The Audit Committee has considered whether the non-audit services are compatible with maintaining the independence of the independent registered public accounting firm.

The aggregate fees billed (or expected to be billed) to the Company for professional services rendered by PricewaterhouseCoopers LLP, all which have been approved by the Audit Committee, for the years ended January 31, 2005 and 2004, are as follows:

	Year Ended	Year Ended
	January 31, 2005	January 31, 2004

Audit fees	$3,273,531	$1,417,514
Audit-related fees	1,590,871	1,367,062
Tax fees	156,000	1,030,513
All other fees	-	-

Total	$5,020,402	$3,815,089

Audit fees. Professional services relating to the audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, the reviews of quarterly filings with the SEC, issuance of comfort letters, consents and income tax provision procedures.

Audit-related fees. Audit and other assurance services relating to individual real estate properties that are required primarily under loan or partnership agreements and employee benefit plan audits. There were no fees for services relating to financial information design and implementation.

Tax fees. Professional services relating primarily to a study regarding the deductibility of certain development costs for tax purposes and services relating to a captive insurance company.

Shareholder Proposals for 2006 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2006 annual meeting of shareholders must be received by the Company at the address below on or before December 27, 2005 for inclusion in the Company’s proxy statement and form of proxy relating to the 2006 annual meeting of shareholders.

Proposals of shareholders submitted outside the process of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2006 annual meeting (“Non-Rule 14a-8 Proposals”) must be received by the Company by March 15, 2006, or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. The Company’s proxy related to the 2006 annual meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after March 15, 2006.

Other Business

It is not anticipated that matters other than those described in this Proxy Statement will be brought before the meeting for action, but if any other matters properly come before the meeting of which the Company did not receive notice prior to March 1, 2005, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming annual meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s annual report on Form 10-K including the financial statements and schedules and excluding exhibits required to be filed with the SEC pursuant to Rule 13a-l under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s common stock must set forth a good faith representation that, as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting.

Written requests for such report should be directed to:

Thomas T. Kmiecik
Assistant Treasurer
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
tomkmiecik@forestcity.net

Cost and Method of Proxy Solicitation

Methods. You may vote in person at the annual meeting or by proxy. You have three ways to vote by proxy:

1.	Connect to the website on the internet at http://www.votefast.com;

2.	Call 1-800-542-1160; or

3.	Sign and date the enclosed proxy and return it in the accompanying envelope.

     Complete instructions for using these convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The internet and telephone services authenticate shareholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.

Rights. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy prior to the close of voting at the annual meeting. You have five ways to revoke your proxy:

1.	Connect to the website previously listed by 11:59 p.m. on June 20, 2005;

2.	Call the 800 number previously listed by 11:59 p.m. on June 20, 2005;

3.	Receipt of a later dated proxy;

4.	Receipt by the Secretary of a written revocation; or

5.	Vote in person at the annual meeting.

The cost of solicitation will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for their expense in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by telephone, telegram or in person.

By order of the Board of Directors.

/s/ Thomas G. Smith, Secretary

Cleveland, Ohio
April 26, 2005

Exhibit A

FOREST CITY ENTERPRISES, INC.
1994 STOCK PLAN
(As Amended and Restated as of June 21, 2005)
(As Proposed, See Page 23)

1.
Purpose
The purpose of the 1994 Stock Plan (As Amended and Restated as of June 21, 2005) shall be to enhance the attraction, retention and motivation of Nonemployee Directors and employees, including officers, executives and other employees who are members of the Company’s management team who, in the judgment of the Committee, can contribute materially to the Company’s success by awarding these employees and Nonemployee Directors the opportunity to receive Option Rights, Restricted Shares, Restricted Stock Units and Appreciation Rights. The Plan is also intended to foster within these employees and Nonemployee Directors an identification with ownership and shareholder interests.

2.	Definitions Unless the context of the applicable section clearly indicates otherwise, the terms below, when used within the Plan, shall have the meaning set forth in this Section 2.

A.	APPRECIATION RIGHT means a right granted pursuant to Section 9 of the Plan, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

B.	BASE PRICE means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

C.	BOARD OF DIRECTORS or BOARD means the Board of Directors of the Company.

D.	CODE means the Internal Revenue Code of 1986, as amended from time to time.

E.	COMPANY means Forest City Enterprises, Inc.

F.	COMPENSATION COMMITTEE or COMMITTEE means the Compensation Committee of the Board of Directors, as described in Section 3-A of the Plan.

G.
DATE OF GRANT means the date specified by the Committee on which a grant of Option Rights or Stock Appreciation Rights or a grant or sale of Restricted Shares or Restricted Stock Units shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

H.	DEFERRAL PERIOD means the period of time during which Restricted Stock Units are subject to deferral limitations under Section 8 of the Plan.

I.	FREE-STANDING APPRECIATION RIGHT means an Appreciation Right granted pursuant to Section 9 of the Plan that is not granted in tandem with an Option Right or similar right.

J.
GRANTEE means an employee of the Company or a Subsidiary or a Nonemployee Director to whom an Option Right, Appreciation Right, or an award of Restricted Shares or Restricted Stock Units has been granted under the Plan.

K.	INCENTIVE STOCK OPTIONS means Option Rights that are intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision.

L.
MANAGEMENT OBJECTIVES means the measurable performance objective or objectives established pursuant to the Plan for Grantees who, when so determined by the Committee, received grants of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation rights pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Grantee is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Grantee who is, or is determined by the Committee to be likely to become a “Covered Employee” within the meaning of Section 162(m) of the Code (or any successor provision) shall be based on specified levels of or growth in or relative to peer company performance in one or more of the following criteria:

(1)	cash flow/net assets ratio;

(2)	debt/capital ratio;

(3)	earnings;

(4)	earnings per share;

(5)	operating earnings;

(6)	productivity improvement;

(7)	return on invested capital, equity, or assets;

(8)	share price;

(9)	sales growth; and

(10)	total shareholder return.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

M.	MARKET VALUE PER SHARE means the fair market value of the Shares as determined by the Committee from time to time.

N.	NONEMPLOYEE DIRECTOR means a member of the Board who is not an employee of the Company or any Subsidiary.

O.	NONQUALIFIED STOCK OPTIONS means options which do not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code or any successor provision.

P.	OPTION PRICE means the purchase price payable upon the exercise of an Option Right.

Q.	OPTION RIGHT means an option to purchase a Share or Shares upon exercise of an option granted pursuant to Section 6 of the Plan.

R.	PLAN means the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 21, 2005).

S.
RESTRICTED SHARES means Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

T.	RESTRICTED STOCK UNIT means a bookkeeping entry reflecting an award made pursuant to Section 8 of the Plan of the right to receive Shares or cash at the end of a specified Deferral Period.

U.
RETIREMENT means termination of employment with the Company or a Subsidiary at age 55 or older and after five or more years of continuous employment with the Company or a Subsidiary. Approved absence or leave from the Company or a Subsidiary shall not be considered an interruption of employment for purposes of the Plan.

V.	RULE 16b-3 means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

W.	SHARES means shares of the Company’s Class A Common Stock, $0.33-l/3 par value.

X.
SPREAD means, in the case of an Option Right, the excess of the Market Value per Share of the Shares on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price provided for in the surrendered Option Right, in the case of a Free-standing Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

Y.
SUBSIDIARY means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

Z.	Wherever used herein, unless indicated otherwise, words in the masculine form shall be deemed to refer to females as well as to males.

3.	Administration

A.	COMPENSATION COMMITTEE

The Plan shall be administered by the Compensation Committee. The Committee shall be composed of not less than three members of the Board, each of whom shall (i) meet all applicable independence requirements of the New York Stock Exchange, or if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange on which the Shares are traded, (ii) be a “nonemployee director” within the meaning of Rule 16b-3 and (iii) be an “outside director” within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

B.	DETERMINATIONS

Within the limits of the provisions of the Plan, the Committee shall have the plenary authority to determine (i) the employees to whom awards hereunder shall be granted, (ii) the number of shares subject to each award under the Plan; provided that, if the award is an incentive stock option, the aggregate fair market value of the shares (as determined at the time the option is granted) which become exercisable in any calendar year for any employee shall not exceed $100,000, (iii) the form (Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units or Appreciation Rights) and amount of each award granted, (iv) the provisions of each agreement relating to an award under the Plan, and (v) the limitations, restrictions and conditions applicable to any such award. In making such awards the Committee shall take into consideration the performance of each eligible employee and Nonemployee Director. The determinations of the Committee on all matters regarding the Plan shall be final and conclusive.

C.	INTERPRETATION

Subject to the provisions of the Plan, the Committee may interpret the Plan, and prescribe, amend and rescind rules and regulations relating to it. The interpretation of any provision of the Plan by the Committee shall be final and conclusive.

4.
Eligibility
All awards under the Plan may be granted under the Plan to employees of the Company or any Subsidiary and Nonemployee Directors, as determined by the Committee, based upon the Committee’s evaluation of employees’ and Nonemployee Directors’ duties and their overall performance including current and potential contributions to the Company’s success. Generally, the group of eligible employees includes officers, senior executives, directors who are also employees, and any other members of the Company’s management team or other employees deemed appropriate by the Committee. All determinations by the Committee as to the identity of persons eligible to be granted awards hereunder shall be conclusive.

5.	Share Awards Under the Plan

A.	FORM

Awards under the Plan shall be granted in the form of Incentive Stock Options, Nonqualified Stock Options, Restricted Shares, Restricted Stock Units or Appreciation Rights as herein defined in Section 2.

B.	SHARES SUBJECT TO THE PLAN

(i)
The aggregate number of Shares that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares (and released from all substantial risks of forfeiture) or (c) upon the vesting of Restricted Stock Units during the term of the Plan may not exceed 5,875,000 Shares (plus any Shares relating to awards that expire or are forfeited or cancelled), subject to adjustments described in Section 11-A. Such Shares may be Shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Grantee. Without limiting the generality of the foregoing, if any portion of the benefit provided by an award granted under the Plan is paid in cash, the Shares that were covered by that award will, to the extent settled in cash be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained in the foregoing provisions of Section 5-B: (a) Shares tendered in payment of the Option Price of a Option Right shall not be added to the aggregate plan limit described above; (b) Shares withheld by the Company to satisfy tax withholding obligations shall not be added to the aggregate plan limit described above; (c) Shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all Shares covered by an Appreciation Right, to the extent that it is exercised and settled in Shares shall be considered issued or transferred pursuant to the Plan.

(iii)	Notwithstanding anything in this Section 5-B, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11-A of this Plan:

(a) The aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 5,875,000 Shares.

(b) No Grantee will be granted Option Rights or Free-standing Appreciation Rights, in the aggregate, for more than 200,000 Shares during any calendar year.

(c) The aggregate number of Shares that may be granted to an individual Grantee as Restricted Shares and Restricted Stock Units in any calendar year is 112,500 Shares.

(d) The number of Shares issued as Restricted Shares (after taking any forfeiture into account) or in payment of Restricted Stock Units will not in the aggregate exceed 250,000.

6.
Option Rights
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to eligible employees or Nonemployee Directors of options to purchase Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.	Each grant shall specify the number of Shares to which it pertains subject to the limitations set forth in Section 5-B of the Plan.

B.
Each grant shall specify an Option Price per Share, which may be equal to or greater than the Market Value per Share on the Date of Grant, except that the Option Price per share for any Incentive Stock Option shall not be less than 100 percent of the Market Value per Share on the Date of Grant.

C.
Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Shares owned by the Grantee for at least six months (or other lawful consideration) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

D.
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

E.	Successive grants may be made to the same Grantee whether or not any Option Rights previously granted to such Grantee remain unexercised.

F.
Each grant shall specify the period or periods of continuous service by the Grantee with the Company or any Subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of Retirement, death or disability, a change in control or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Option Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

G.	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such Option Rights.

H.
Option Rights grants under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) Nonqualified Stock Options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Grantees who, as of the Date of Grant, are officers or other key employees of the Company or any Subsidiary.

I.	No Option Right shall be exercisable more than 10 years from the Date of Grant.

J.
The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 6-J is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11-A of the Plan.

K.	Each grant of Option Rights shall be evidenced by an agreement, which shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.

7.
Restricted Shares
The Committee may also authorize the grant or sale to eligible employees or Nonemployee Directors of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

A.
Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, entitling such Grantee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, for a period of not less than 3 years to be determined by the Committee at the Date of Grant, to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. Unless otherwise determined by the Committee at the Date of Grant, the Restricted Shares shall immediately become nonforfeitable upon the Retirement of the Grantee.

D.
Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

E.
Any grant of Restricted Shares may specify Management Objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.
Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

G.
Each grant or sale of Restricted Shares shall be evidenced by an agreement that shall contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Grantee in whose name such certificates are registered, endorsed in blank and covering such Shares.

8.
Restricted Stock Units
The Committee may also authorize the granting or sale of Restricted Stock Units to eligible employees or Nonemployee Directors. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

A.
Each such grant or sale shall constitute the agreement by the Company to deliver Shares or cash to the Grantee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

B.	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Grantee that is less than the Market Value per Share at the Date of Grant.

C.
Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of Retirement, death or disability or a change in control or other similar transaction or event, to a Deferral Period of not less than 3 years, as determined by the Committee at the Date of Grant. Unless otherwise determined by the Committee at the Date of Grant, the Deferral Period shall immediately lapse upon the Retirement of the Grantee.

D.
During the Deferral Period, the Grantee shall have no right to transfer any rights under his or her award and will have no voting rights, but the Committee may authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Shares.

E.
Any grant of Restricted Stock Units may specify Management Objectives which, if achieved, will result in termination or early termination of the Deferral Period applicable to such Restricted Stock Units and each such grant shall specify in respect of such specified Management Objectives, a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Stock Units payable upon termination of the Deferral Period if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

F.	Each grant or sale of Restricted Stock Units shall be evidenced by an agreement containing such terms and provisions, consistent with the Plan, as the Committee may approve.

9.
Appreciation Rights
The Committee may also authorize grants to Grantees of Appreciation Rights. An Appreciation Right shall be a right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A.
Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Company in cash, Common Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

B.	Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

C.
Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

D.
Any grant may specify that an Appreciation Right may be exercised only in the event of retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event.

E.	Any grant may provide for the payment to the Grantee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

F.
Each grant shall be evidenced by an agreement, which shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

G.	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

H.
Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

I.	Regarding Free-standing Appreciation Rights only:

(1)	Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

(2)	Successive grants may be made to the same Grantee regardless of whether any Free-standing Appreciation Rights previously granted to such Grantee remain unexercised.

(3)
Each grant shall specify the period or periods of continuous employment of the Grantee by the Company or any Subsidiary that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of Retirement, death or disability of the Grantee or a change in control of the Company or other similar transaction or event. Unless otherwise determined by the Committee at the Date of Grant, the Free-standing Appreciation Rights shall immediately become exercisable upon the Retirement of the Grantee and shall remain exercisable until 10 years from the Date of Grant.

(4)	No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

10.
Duration
Any award to a Grantee shall be granted within a period of 10 years from the date on which the Plan is adopted or the date on which the Plan is approved by shareholders, whichever is earlier, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the Plan.

11.	Miscellaneous

A.	ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK

The Committee may make or provide for such adjustments in the numbers of Shares covered by outstanding Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights granted hereunder, in the price per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of Shares specified in Section 5-B of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11-A; provided, however, that any such adjustment to the number specified in Section 5-B(iii)(a) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

B.	TRANSFERABILITY

(i)
Except as provided in Section 11-B(iii) below, no Option Right, Restricted Share, Restricted Stock Unit or Appreciation Right granted under the Plan will be transferable by a Grantee other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Grantee’s lifetime only by him or her or by his or her guardian or legal representative.

(ii)
The Committee may specify at the Date of Grant that part or all of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Restricted Stock Units or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, will be subject to further restrictions on transfer.

(iii)
The Committee may determine that Option Rights (other than Incentive Stock Options), Restricted Shares, Restricted Stock Units or Stock Appreciation Rights may be transferable by a Grantee, without payment of consideration therefor by the transferee, only to any one or more members of the Grantee’s immediate family; provided, however, that (a) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (b) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee. For the purposes of this Section 11-B, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

C.	APPLICATION OF PROCEEDS

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

D.	WITHHOLDING TAXES

Upon the issuance of any Shares or any payment made or benefit realized by a Grantee under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount payable in cash, money order, certified check or cashier’s check that is sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for shares of common stock or any payment or benefit.

The Committee, in its sole discretion, may permit the Grantee to pay such taxes through the withholding of Shares otherwise deliverable to such Grantee in connection with such exercise or the delivery to the Company of Shares otherwise acquired by the Grantee. In no event, however, shall the Company accept Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Grantee or such other person may surrender Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transition.

E.	RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or any Subsidiary or service as a Nonemployee Director or affect any right which the Company has to terminate any Grantee’s employment or other service at any time.

F.	GOVERNING LAW

The Plan and all grants and awards and actions taken thereunder shall be construed and its provisions enforced and administered in accordance with the internal substantive laws of Ohio, except to the extent that such laws may be superseded by any federal laws.

G.	AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

No awards under the Plan shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

H.	ELIMINATION OF FRACTIONAL SHARES

If, under any provision of the Plan or formula used to calculate award levels of Option Rights, Restricted Shares, Restricted Stock Units or Appreciation Rights, the number so computed is not a whole number, such number of shares shall be rounded down to the next whole number.

12.
Compliance with Section 409A of the Code
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Grantees). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

13.	Effective Date/Approval by Shareholders

A.	Upon the approval of the Plan by the Company’s shareholders, the effective date of the Plan shall be June 21, 2005.

B.
All Options granted prior to June 21, 2005, including grants of Options to acquire treasury shares to Nonemployee Directors, shall be governed by the terms of the plan, prior to the June 21, 2005 amendment and restatement, except as otherwise provided herein.

14.
Amendment and Termination of the Plan
The Plan may be amended from time to time or suspended or terminated by the Committee; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Without limiting the generality of the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Vote by Telephone

FOREST CITY ENTERPRISES, INC. c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301		Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300 Pittsburgh PA 15253-9837.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 20, 2005 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

A	à	A

â DETACH HERE â

(Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1)	The election of four (4) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified. — Nominees: (01) Michael P. Esposito, Jr. (02) Joan K. Shafran (03) Louis Stokes (04) Stan Ross

	☐	FOR, except vote withheld from the following nominee(s):			☐ WITHHELD

(2)	The proposed amendment and restatement of the 1994 Stock Plan .

	☐	FOR	☐	AGAINST	☐ ABSTAIN

(3)	The ratification of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending January 31, 2006.

	☐	FOR	☐	AGAINST	☐ ABSTAIN

Dated:______________________, 2005

_______________________________

_______________________________

Signature(s)
	☐	CHANGE OF ADDRESS (ABOVE)			Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

A

â DETACH HERE â

FOREST CITY ENTERPRISES, INC. CLASS A

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders

The undersigned hereby appoints ALBERT B. RATNER and SAMUEL H. MILLER, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on June 21, 2005 at 2:00 p.m., Eastern Daylight Time, and at any adjournment or postponement thereof, to vote and act with respect to all shares of Class A Common Stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

(1)	The election of four (4) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.
Nominees: (01) Michael P. Esposito, Jr. (02) Joan K. Shafran (03) Louis Stokes (04) Stan Ross

(2)	The proposed amendment and restatement of the 1994 Stock Plan.

(3)	The ratification of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending January 31, 2006.

(4)	In their discretion, to vote upon such other business as may properly come before the meeting.

Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1, 2 and 3.

(Continued and to be signed on reverse side.)

Vote by Telephone

FOREST CITY ENTERPRISES, INC. c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301		Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300 Pittsburgh PA 15253-9837.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 20, 2005 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

B	à	B

â DETACH HERE â

(Continued from other side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

(1)	The election of nine (9) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.
Nominees: (01) Albert B. Ratner    (02) Samuel H. Miller   (03) Charles A. Ratner  (04)  James A. Ratner   (05) Jerry V. Jarrett
(06) Ronald A. Ratner (07) Scott S. Cowen (08) Brian J. Ratner (09) Deborah Ratner Salzberg

	☐	FOR, except vote withheld from the following nominee(s):			☐ WITHHELD

(2)	The proposed amendment and restatement of the 1994 Stock Plan .

	☐	FOR	☐	AGAINST	☐ ABSTAIN

(3)	The ratification of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending January 31, 2006.

	☐	FOR	☐	AGAINST	☐ ABSTAIN

Dated:______________________, 2005

_______________________________

_______________________________

Signature(s)
	☐	CHANGE OF ADDRESS (ABOVE)			Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

B

â DETACH HERE â

FOREST CITY ENTERPRISES, INC. CLASS B

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders

The undersigned hereby appoints ALBERT B. RATNER and SAMUEL H. MILLER, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in the 6th floor Riverview Room of the Ritz-Carlton Hotel, Tower City Center, 1515 West Third Street, Cleveland, Ohio 44113, on June 21, 2005 at 2:00 p.m., Eastern Daylight Time, at any adjournment or postponement thereof, to vote and act with respect to all shares of Class B Common Stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

(1)	The election of nine (9) directors, each to hold office until the next annual shareholders’ meeting and until his or her successor shall be elected and qualified.
Nominees: (01) Albert B. Ratner    (02) Samuel H. Miller   (03) Charles A. Ratner  (04)  James A. Ratner   (05) Jerry V. Jarrett
(06) Ronald A. Ratner (07) Scott S. Cowen (08) Brian J. Ratner (09) Deborah Ratner Salzberg

(2)	The proposed amendment and restatement of the 1994 Stock Plan.

(3)	The ratification of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending January 31, 2006.

(4)	In their discretion, to vote upon such other business as may properly come before the meeting.

Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1, 2 and 3.

(Continued and to be signed on reverse side.)